Exhibit 32.1
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      CERTIFICATION OF PRINCIPAL EXECUTIVE AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002


In connection with the annual report of Dauphin Technology, Inc. (the "Company") on Form 10-K for the year ended December 31, 2004, Andrew J. Kandalepas hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

1. The annual report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  January 17, 2006                       /s/ Andrew J. Kandalepas
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                                               Andrew Kandalepas
                                               Principal Executive Officer
                                               Principal Financial Officer